EXHIBIT 10.21

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED
AND NOTED WITH “****”.

AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE
SECURITIES AND EXCHANGE COMMISSION.

EXTENSION TO THE AGREEMENT CONCERNING CARDIOLITE® AND TECHNELITE®
GENERATOR SUPPLY, PRICING AND REBATES

This Extension (the “Extension”) to the Agreement Concerning Cardiolite® and Technelite® Generator Supply, Pricing and Rebates dated as of February 1, 2008 (as amended, the “Agreement”) is made by and between Lantheus Medical Imaging, Inc., with its principal place of business at 331 Treble Cove Road, North Billerica, Massachusetts 01862 (“Medical Imaging”), and United Pharmacy Partners, Inc., with its principal place of business located at 5400 Laurel Springs Parkway, Suite 405, Suwanee, GA 30024 (“UPPI”),  and is effective as of January 1, 2011.

RECITALS

WHEREAS, Medical Imaging and UPPI are parties to the Agreement and desire to extend the Agreement, as provided herein;

NOW, THEREFORE, in consideration of the premises and agreements set forth in this Extension and intending to be legally bound, Medical Imaging and UPPI hereby agree as follows:

AGREEMENT

1.               Extension of the Term.  The “Term” described in Section V. (A)(1) shall be amended by replacing the reference to “December 31, 2010” with “March 31, 2011,” which modifies such section to read as follows:

“1.                                 The term of this Agreement (“Term”) shall commence on the Effective Date and shall expire upon the earlier of (i) March 31, 2011 or (ii) termination of the Agreement pursuant to Section V(A)(2) below.”

2.               Termination.  Section V. (A)(2) shall be amended by replacing the reference to “ninety (90) days” with “two (2) days,” which modifies such section to read as follows:

“Medical Imaging may terminate this Agreement at any time upon not less than two (2) days’ written notice to UPPI, effective on such date as may be specified in such notice.  All accrued but unpaid amounts due to Medical Imaging shall survive any expiration or termination of this Agreement.”

3.               Pricing and Volume.  The pricing agreed to by the Parties shall remain unaffected by this Extension.  Specifically, the price for Cardiolite® will remain at a Fee Per Dose of $**** and the TechneLite® Generator pricing effective as of **** will be as detailed in Grid 2, Column A.  Notwithstanding the foregoing, the Parties acknowledge and agree that UPPI will not be obligated to make any minimum purchase volumes for Cardiolite® and TechneLite® Generators during the portion of the Term from and after ****.

4.               General. Except as specifically modified hereby, the terms and provisions of the Agreement remain in full force and effect and otherwise unmodified.  This Extension shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.  The Agreement, as amended hereby, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior or contemporaneous agreements between the parties relating to the subject matter hereof (whether written or oral).  This Extension may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties, have caused this Extension to be executed by their duly authorized officers as of the date first set forth above.

UNITED PHARMACY PARTNERS, INC.		LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Perry Polsinelli	By:	/s/ Michael P. Duffy

Name:	Perry Polsinelli	Name:	Michael P. Duffy

Title:	President / CEO	Title:	Secretary

Date:	12/29/10	Date:	12/30/10